Registration No. 333-25017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EQUITY INNS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	62-1550848
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7700 Wolf River Boulevard
Germantown, TN 38138
(901) 754-7774
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
EQUITY INNS, INC.
NON-EMPLOYEE DIRECTORS’
STOCK OPTION PLAN
(Full title of the plan)

J. Mitchell Collins
Chief Financial Officer
Equity Inns, Inc.
7700 Wolf River Boulevard
Germantown, TN 38138
(901) 754-7774
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Howard A. Silver
Chief Executive Officer
7700 Wolf River Boulevard
Germantown, Tennessee 38138
(901) 754-7774

EXPLANATORY NOTE
On April 11, 1997, Equity Inns, Inc. (the “Company”) filed a registration statement on Form S-8 (Reg. No. 333-25017) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the offer and sale of 50,000 shares of Common Stock, $0.01 par value (the “Shares”). This Post-Effective Amendment No. 1 is an amendment to the Registration Statement. On October 25, 2007 (the “Effective Time”), pursuant to the Agreement and Plan of Merger, dated as of June 20, 2007, among Grace I, LLC, Grace Acquisition I, Inc. (“Merger Subsidiary”), Grace II, L.P., Equity Inns Partnership, L.P. and the Company, the Company will merge with and into Merger Subsidiary with Merger Subsidiary being the surviving corporation. All offerings under the Registration Statement have been terminated. In accordance with the undertakings made by the Company to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statement which remain unsold at the termination of the offerings, the Company hereby removes from registration all Shares registered under the Registration Statement which remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on the 25th day of October, 2007.

EQUITY INNS, INC.
By:	/s/ J. Mitchell Collins
	Name:	J. Mitchell Collins
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of October, 2007.

Signature	Capacity
/s/ Howard A. Silver Howard A. Silver	Chief Executive Officer, President and Director (principal executive officer)
/s/ J. Mitchell Collins J. Mitchell Collins	Chief Financial Officer (principal accounting officer)
Phillip H. McNeill, Sr.	Chairman of the Board, Director
/s/ Harry S. Hays Harry S. Hays	Director
/s/ Joseph W. McLeary Joseph W. McLeary	Director
/s/ Raymond E. Schultz Raymond E. Schultz	Director
/s/ Robert P. Bowen Robert P. Bowen	Director